UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CVB FINANCIAL CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

LOGO CVB Financial Corp. Online Go to www.investorvote.com/CVBFor scan the QR code — login details are located in the shaded bar below. LOGO Votes submitted electronically must be received by May 20, 2025 at 11:59 PM, local time. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on May 21, 2025 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 proxy statement, annual report and Form 10-K are available at https://investors.cbbank.com/annual-meeting. https://investors.cbbank.com/annual-meeting Easy Online Access — View your proxy materials and vote. Step 1: Go to www.investorvote.com/CVBF. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 1, 2025 to facilitate timely delivery. 2 N O T 044LBB

Shareholder Meeting Notice CVB Financial Corp.’s Annual Meeting of Shareholders will be held on May 21, 2025 at CVB Financial Corp. Corporate Headquarters, 701 North Haven Avenue, Ontario, CA 91764, at 8:00 am PDT. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed: 1. Election of Directors: 01 - George A. Borba, Jr. 02 - David A. Brager 03 - Stephen A. Del Guercio 04 - Anna Kan 05 - Jane Olvera Majors 06 - Raymond V. O’Brien III 07 - Hal W. Oswalt 08 - Kimberly Sheehy The Board of Directors recommends a vote FOR the following proposal: 2. To approve, on a non-binding advisory basis, the compensation of CVB Financial Corp.’s named executive officers (“Say-On-Pay”). The Board of Directors recommends a vote FOR the following proposal: 3. To ratify the appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2025. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the annual meeting in person, please bring this notice with you. We will hold our annual meeting in person. In addition, we are planning to provide interested shareholders, members of our Board of Directors and our team members the opportunity to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. There will be no food or refreshments provided at this meeting. The live audio call will be held concurrently with our annual meeting (8:00 a.m. PDT on May 21, 2025). To join our conference call facility, please dial 1 (833) 630-1956. Questions will be permitted in person and when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 a.m. PDT on May 28, 2025. To access the replay, please dial 1 (877) 344-7529 passcode 5400593. Please note that, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present for purposes of California law, please either (i) vote in advance by internet, telephone or return of your proxy card, or (ii) vote in person by attending the annual meeting at its designated location. Listening to the proceedings by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.investorvote.com/CVBF. — P hone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials CVB Financial Corp.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 1, 2025.